Exhibit 5.2






                                                May 18, 1994



Potomac Electric Power Company
Washington, D. C.

Dear Sirs:

      Potomac Electric Power Company (the "Company") proposes to register, pursuant to the Securities Act of 1933, as amended, 1,200,000 shares of its Common Stock, $1 par value (the "Stock"), and an indeterminate amount of interests (the "Interests") for use under the Company's Savings Plan for Exempt Employees, Savings Plan for Bargaining Unit Employees, and Savings Plan for Non-Bargaining Unit, Non-Exempt Employees (collectively, the "Savings Plans"). In that connection, you have asked my opinion as to the legality of such Stock and the Interests.

      As counsel for the Company, I have examined such certificates, corporate records and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination, advise you that, in my opinion (i) the Company has been duly incorporated and is now validly existing as a corporation under the laws of the District of Columbia and of the Commonwealth of Virginia, and (ii) the Stock has been validly authorized by the Board of Directors, will be legally issued, fully paid and non-assessable, and that the Interests in the Savings Plans will be valid, fully paid and non-assessable rights of participating employees in accordance with and subject to the terms and provisions of the Savings Plans, when (a) the Company's Registration Statement under the Securities Act of 1933 shall have become and remain effective with respect to the Stock and the Interests in the Plans, (b) the Stock and the Interests have been issued and payment received therefor in accordance with the provisions of the Savings Plans, and (c) with respect to any Stock issued by the Company to the Savings Plans, such issuance has been authorized by the Public Service Commission of the District of Columbia.

      I hereby consent that a copy of this opinion be filed as an exhibit to the above-mentioned Registration Statement under the Securities Act of 1933 and to the making in the Registration Statement of the statements with respect to me which are made under the caption "Legal Opinions" in said Registration Statement.

                                    Very truly yours,


                                 /S/Betty K. Cauley
                                    Betty K. Cauley